Exhibit 99.2
Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:
I’m Michael Yee, Senior Biotechnology Analyst at RBC Capital Markets. I am very honored to have up on stage with me Chief Executive Officer, Mark Murray of Tekmira and Chief Development Officer of the soon to be newly formed company Bill Symonds. And I spent the last couple of weeks with you guys on the road. Pretty excited about a new story. A lot of stuff going on with this potential merger, so why don’t we just start from a high level Mark and maybe introduce Tekmira a little bit and then what this pending merger is all about and we can get an understanding of that story.

Mark:	Sure. Thanks, Mike, and thanks everyone for coming this afternoon to hear the story.

So I think Tekmira, as many of you know, has traditionally been an RNA interference company. We have focused on using RNA interference to develop therapeutic products in a number of clinical indications where we thought RNAi would make a difference. We have a program in oncology, we have a program in lipid lowering, and more recently we’ve gotten involved in antiviral applications of RNA interference. In the last year or so we’ve focused hepatitis B. And so, in learning more about hepatitis B and thinking what we would expect with our product in the clinic, we began to appreciate that this was a complex disease that was going to require multiple mechanisms of action, multiple drugs that would intervene at various places in the virus lifecycle that allowed the virus to remain persistent in chronically infected patients. And so, we had an open mind about what to do about this and then we met our colleagues from OnCore a few months agp. Bill can tell you a little bit more about the OnCore story at some point, but basically OnCore represented to us the solution. They had taken a strategy to, first of all, address HBV by developing a cure that would involve multiple drugs applying multiple mechanisms of action, so this was a very good complement to what Tekmira had been doing and I think allowed us to together develop a complete strategy.

Michael:
Okay. Let me follow on with that, Bill, because I think the emphasis there was a combination of strategy in hepatitis B. You can go ahead and introduce yourself and give a little bit of background as to why some of your experience previously could translate here into why you guys are so focused on what you think will get combination strategy and why that may be the best approach.

Bill:
Sure. Yeah, I’m Bill Symonds. I come to this meeting today from the OnCore side of this, OnCore Biopharma. It was a company that was founded about I guess almost three years ago now by a number of ex-Pharmasset executives. While they were forming that, I was actually at Gilead where I was leading the Sovaldi development program for hepatitis C. So I left there in April of this year and joined them as a senior advisor on the clinical side and really started helping them in terms of putting together the rest of the portfolio. So they started out with two compounds, which they had licensed against two different viral targets in the beginning of last year. And then we were able to increase that up to six by the fall of this year, all going after different viral targets such capsid, S antigen secretion, a direct approach to attacking cccDNA formation, just to name a few of those.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

But the concept being that, as Mark mentioned, to go after a virus as complicated as hepatitis B, which is really way more complicated than hep C was, you really have to go after three pillars, we call them, which are driving down HBV DNA. So replication inhibition needs to be done in a very potent way, you need to enhance and stimulate the immune response to hepatitis B, and then to really go after achieving any sort of cure you have to go after the repository of hepatitis B, which is known as covalently closed circular DNA or cccDNA, which is a copy that basically HBV keeps of itself in the infected hepatocyte. So our feeling is that you have to really have a combination of agents all attacking those three pillars to really get close to this goal of achieving an effective cure in hepatitis B.

Michael:
So for some of those who are not as familiar with hepatitis B, you’ve explained why those different three pillars Bill, could offer a solution to hepatitis B. Why don’t you take a step back to, as well for those who aren’t as familiar, explain how hepatitis B is treated now, what is the current treatment regimen, why you think that there is room to improve on that, and why you think this is a huge opportunity.

Bill:
Sure. So today hepatitis B is – that there’s currently I think about 350 million people in the world chronically infected with hepatitis B. Typical treatment today is really a chronic suppressive type approach using nucleoside or nucleotide analogs, people take those, such as tenofovir or Baraclude® just another example of that. Previous to that was 3TC with another drug, which was used. And basically you would have to take that and it provides chronic suppression of the virus. About 60% of the people that go on nucleoside therapy achieve suppression of the HBV DNA, but it doesn’t do anything to clear out that pool of cccDNA I talked about and it doesn’t do anything to knock down surface antigen, which is a protein that the virus produces. For every replication cycle, it produces what’s called surface antigen, which is produced in 10,000-fold excess to new virions within hepatitis B, so this basically overwhelms and confuses the immune system, which is why patients have chronic infection with this virus and the immune system can’t attack it.

So by going after that, you really don’t see anybody getting what we call a functional cure or s-antigen cure conversion. That’s fairly rare on nucleoside therapy. But if patients were to take interferon, for example, as we saw in hepatitis C, and if you take it for a longer period of time, 72 to 96 weeks, about 3%, you know, it might be 3 to 5% of patients will actually achieve this functional s-antigen seroconversion. However, if a patient gets immunosuppressed later in life, the virus is still there because the cccDNA pools are still maintained, so that virus can come back with a vengeance and the outcome can be even worse the second time around. So therapies today really aren’t getting at achieving this long-term protection of the patient from this reactivation and we really have to take different approaches to clear out that pool of cccDNA if we hope to effect a long-lasting cure in these patients.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:
So many of these folks are – and all of Wall Street is very familiar with hepatitis C and how that’s transformable to cures. In terms of the number of patients in the US first, would you characterize it as similar number as hepatitis C to start in terms of millions of people in the US? Similar?

Bill:
Yeah. So I think on a broad scale we look at hepatitis B as twice hepatitis C. We think there are more patients with hepatitis B. In the US, I think the estimates are anywhere from 1.4 to 2 million patients who are chronically infected with hepatitis B. Now the incidents of new infections isn’t really growing, but immigration is actually maintaining the prevalence of that pool of infection. And just as an example in terms of the current therapies, of that large number I just said, only about 50,000 of those patients actually take nucleoside therapy today.

Michael:	So some of the reasons are it’s a chronic therapy.

Bill:	Yeah. It’s not curing anything.

Michael:
It’s not curing anything. So when you think about hepatitis C where they are curing hundreds of thousands of patients per year. All of these patients still have hepatitis B, 50,000 are on nuc therapy, but it’s not curing them, they’re still on this for life-long therapy.

Bill:	Correct. And key difference there is hepatitis C, as you know, is an RNA virus. Stop replication, you kill the virus, you do an SVR.

Michael:	Here’s this is DNA?

Bill:	This is a DNA virus. Very different.

Michael:
And so, why don’t you describe in a little more detail your three pillar approach, how you’re directing that. We won’t need to go through every single pipeline drug, but what are sort of the two or three key ones that you think offer a differentiated advantage to giving a cure.

Mark:
Sure, Mike. So I think, as Bill mentioned earlier, we’ve sort of characterized these features of viral persistence in three areas we characterized as the three pillars. One is suppressing viral replication, the other is reactivation of the patient’s immune system, and the final one is cccDNA. So as you’ve mentioned, by the merger we’ve now been able to assemble a variety of assets that touch these three pillars. So as an example, we have the TKM-HBV RNAi agent designed to suppress surface antigen.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:	This is the original Tekmira RNAi.

Mark:
It’s the original Tekmira – exactly. So we believe that suppression of surface antigen will contribute to the reactivation of the patient’s immune system. So that’s one example. We have an oral version of that that we are working on in the discovery engine. Another element is inhibiting capsid formation where the virus builds a capsid that’s important to the lifecycle, so we’re targeting capsid formation that can also have some read through on the cccDNA pool. And finally, we’re quite interested in directly affecting the cccDNA pool, so we have programs underway to inhibit cccDNA formation. So I think those are – I think what’s important to emphasize at this point is we’re committed to the strategy of multiple points of intervention as opposed to being committed to any one individual asset. So there are assets in the portfolio that may not succeed and may not go forward and there are assets that we may yet bring into the portfolio.

Michael:	But the bottom line is you have multiple different programs going on. You don’t have one thing where you’re married to that one thing.

Mark:	Exactly.

Michael:
You have lots of different ways to address that. So starting with the first one, TKM-HBV. Why don’t you walk through a little bit about how you think or why you’re so confident in this program? I’ve seen some evidence of another RNAi drug, which has reported data. How are you similar or different and where you are in that stage of testing out?

Mark:
Sure. So our agency is currently in a Phase 1 healthy subject volunteer study, a single dose study. And that will be completed in the first half of this year and we’re trajectory to go into chronically infected patients in the second half of the year. And that study is designed to be a multi-dosing study. So early in 2016, we expected to be able to describe the level of surface antigen reduction that we can see from a study designed in this way. We’re, you know, there’s data out there that RNA interference will in fact lead to surface antigen reduction in patients. We consider that to be tremendous validation of the approach. You know, we’re often asked how much surface antigen is required. I think the reality is nobody really knows. We assume that more is better. But I think in the context of the merged company, what’s important to us is not absolute levels of reduction. What’s important to us is getting some meaningful reduction and then we can begin to combine that with other agents in the portfolio.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:	So rather than just having one program, you believe that if you get knocked down you can put something else on top of that…

Mark:	Absolutely.

Michael:	…attack it from a different approach and that overall combination will lead you to a solution.

Mark:
That’s exactly right. One of the things that we believe and have evidence for is that all of these agents will have a primary activity, but they’ll also have collateral activities and these will build upon one another in combinations.

Michael:	Now get a little more detail here. You’re in an ongoing Phase 1 now. You’re testing in Canada.

Mark:	Correct.

Michael:	You love the Canadians.

Mark:	Well, we like to go where the patients are, and so there’s…

Michael:	But here just basically what interesting about this Phase 1, just so everybody knows, is that you’re also using two different formulations.

Mark:	That’s right.

Michael:
Tell us about what’s different about these and why you’d be confident about safety. There has been some speculation, you know, in ongoing – obviously prior RNAi things as well that there can sometimes be an immune response so what…

Mark:
So our strategy here really is, is as we have worked on the development and the evolution of LNP technology over the years, we have used the phrase generational to mean potency improvements. So currently we’re evaluating in this study a so-called third generation and a so-called fourth generation LNP formulation. The differences being that in preclinical studies the fourth generation formulation is considerably more potent than the third, but it has not been in humans yet. And so, our approach here is to simply evaluate them side by side in humans and we’ll make a choice at the end of Phase 1 as to which one will go forward into the chronically infected patients.

Michael:	And how would you know which dose to use in the Phase 2 portion or Phase 1b, how would you know up to what up in dose and are safe?

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Mark:
So, you know, we’re obviously, these are dose escalation studies with the objective of getting to some sort of a dose where you begin to see intolerability, to use that phrase. I think we’ll just have to see what the data looks like and then decide where to go forward in the chronically infected patients. We may do a bit of a dose escalation in those patients as well because they won’t be healthy volunteers. But that will help us establish the go forward doses.

Michael:	And you do have sign off on an agreement, a general agreement that you can go forward with the multiple dose study already in Canada presuming the Phase 1 is…

Mark:	Well, the trial, as I described, it was part of our regulatory submission. They’ve seen it, commented on it. I don’t want to – sign off is a little slightly strong language.

Michael:	General discussion and agreement on the overall design has been discussed.

Mark:	Exactly. I’d be surprised if it didn’t happen the way…

Michael:
Now once they get that going into the clinic, and it’s in the clinic, but once that’s going on later this year, then a second compound is set to go into the clinic and Bill knows about this because you come from the OnCore side, can you tell us about that compound and what the next steps would be for that, you know, at what point you could start combining these two drugs.

Bill:
Sure. So the second compound is known as OCB-030. It’s a second generation cyclophilin inhibitor that’s different than the – we call the first generation such as alisporivir, which Novartis has in the clinic. Those compounds are actually based on the cyclosporin A chemical backbone. These new compounds in the second generation are fermentation products, which are then changed post-fermentation in a few synthetic steps conducted on those to generate the OCB-030. These compounds are a little different, as well, in that they don’t affect the bilirubin transporter, which some of the earlier compounds do, so, but we’re hopeful that the safety profile will be differentiated there a bit. They seem to be more potent than the first generation drugs in the clinic. Right now, these compounds are in pre-IND enabling studies. We anticipate filing in IND in the latter half of the year and then going into humans in a healthy volunteer study, similar to the SAD or single dose escalation study with TKM-HBV it’s currently conducting now. So by the end of the year the second compound will be in humans and then in 2016 going into a proof of activity or proof of concept study, much like the one Mark just described, where we’re going to look and verify the inherent activity of this compound showing HBV DNA reductions, for example, in patients with HBV infection, either naïve to therapy or on concurrent nucleoside therapy if they come in that way. And then by the end of 2016 we should be in a position then with two of these molecules, which have patient data from HBV patients to start putting this together in combinations.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:	And this compound, just so everyone is on the same page, has shown potent preclinical data.

Bill:	Yes, there was actually a…

Michael:
I don’t know if that’s available on the website or whatnot, but it’s out there. Had activity in a hepatitis B mouse model. You believe that – which, by the way, is not surprising because other class – other drugs within the class have shown activity in hepatitis C as well, and so you do believe that there’s activity here and these programs just had a safety problem. So you believe you’ve engineered out the safety problem and also...

Bill:	It’s totally different chemical class of the compound.

Michael:	So once that gets underway and you get to the safety, you’d be in a position to combine these drugs later in 2016?

Bill:	Yes.

Michael:
Now the third compound, which there’s been growing enthusiasm in the space for has to do with cccDNA and that has to do – by approaching it from the capsid assembly formation, but also a direct inhibitor. So there’s other companies out there that are working on capsid. There’s a couple of them Assembly, Novira. These guys are also working on orals. Is there any sense of differentiation between these and perhaps the differentiation is that you have a portfolio approach. So maybe you could speak to your capsid assembly program a bit.

Bill:
Sure. Yeah, we have two programs in capsid assembly or two different chemical series, both with the same mechanism forming empty capsids. This is similar, to I believe to what Novira does, but different from the mechanism that Assembly has for example, but the key point, which you pointed out, of course, is the combination approach. So they will provide an indirect effect on cccDNA while also knocking down viral load. But at the same time we have the formation inhibitor program, which is directly going after inhibiting the formation of new cccDNA.

Michael:
Now going forward, what are the next steps for – this is pending merger. So maybe, Mark, you can talk a little bit about what the next steps are for this combined entity to begin. I mean you’ve given some timelines when all the  _____ presuming this all comes together. So why don’t you give me the timeline there…

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Mark:	Sure. So we’re getting very close. We believe we’re about a week away. Next week, on March 3rd, we have a Tekmira shareholder vote and then the transaction should close very shortly thereafter.

Michael:
Now I guess the question for you Mark I guess the same is there are other RNAi platforms out there. Was there any specific thinking as to why this one was the best fit? Perhaps was Tekmira the most amenable. They understood the combination approach. There are other RNAi platforms, some claiming higher efficacy. Of course we will see on that. But why did marriage come together?

Mark:
I think it came together, Mike, and I can speak for both sides because I’ve spent a lot of time with these guys now. I think first of all, you know, we believe that the lead asset, the Tekmira RNAi asset, was among the best available. And from the OnCore perspective, it was in the clinic or about to go in the clinic. So I think what this merger represented really to both companies was a way, first of all, to marry the strategies. I think we both appreciated that having all the assets under one roof to be able to rapidly and efficiently look at combinations was just a driving force. And I think the fact that Tekmira’s asset was in the clinic allowed us to kind of fast-forward the whole combination strategy.

Michael:	In other words, there’s another RNAi platform that’s so far away...

Mark:	Yeah. And it’s far away and if they don’t buy into the combination strategy, I think this is a combination of the placing of the assets and the full belief in the combination strategy.

Michael:
Maybe Bill you could speak a little bit to some of background of OnCore because I do want to make clear that besides your experience coming to the team, OnCore had a whole development team as well, there’s a whole team. So why don’t you walk through some of that team that’s involved there so everyone gets a good idea of who this whole team is.

Bill:
Sure. So OnCore was founded by four individuals from Pharmasset and I’ll highlight two of those. So the first is Doctor Michael Sofia. He was actually the inventor of sofosbuvir, which became Sovaldi. He’s a chemist by training. He’s actually going be the chief scientific officer of OnCore, as well as the merged entity. So Mike’s going to be leading the research side of this effort going forward. And the other is Pat Higgins, who is the – he was the head of commercial at Pharmasset, but he’s also the guy who launched Pegasys, for example. So he has broad experience in the viral hepatitis space and provides a lot of commercial input into the programs and has been kind of a driving force, along with Mike and their team there, on assembling this combination approach. Because while hepatitis C was going along and companies were all getting into hepatitis C and the combination therapeutic approach was ingrained really, these guys kind of moved on to start thinking about hepatitis B as kind of the next big thing to tackle and it was just obvious to them that combination therapy was the way to go.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:
So do you get the sense that big pharma and big biotech has been basically spending all their resources on hepatitis C and that’s why you haven’t heard anything about hepatitis B and where do you think the landscape and the resources are all going? What are you hearing?

Bill:
So I think about, I don’t know, maybe 5, 10 years ago, there was a huge move towards hepatitis C among a lot of the big players as the drugs started getting more effective. Telaprevir came out. I think people became emboldened and saw what was possible in hepatitis C and what you saw at the end of the day was everything kind of coalesced into two or three big players there. And I think now hepatitis B is kind of at the formative stages, but what we’ve tried to do at OnCore is really accelerate that coalescence of assets because one thing that became very important was we learned that you really – if you only had one asset, even if you thought it was the best one like Sovaldi was, we didn’t have the other drugs in-house to combine it with. So we had to have this friend-of-all strategy where we went out and did relationships with BMS and J&J to be able to do combination studies. Those take a very long time. Now we’ve got the assets under one roof. We’re able to ask these scientific questions with our compounds, put these different mechanisms together, and really drive this combination approach much, much more quickly and efficiently.

Michael:
So if you look at HIV, you look at hepatitis C, all of those eventually were different steps along, sort of getting to where we are today. Ultimately it’s very clear that all them went to a combination approach and so you wanted to make sure that you jump on that that you had it all under one…

Mark:	Absolutely. And not only from a technical perspective, but from a capital utilization point of view. We think this is by far the most efficient way to use investor dollars.

Michael:
And then the last thing I wanted to make sure everyone is aware of is that all of this is being worked on, at least in collaboration with the Blumberg Institute. Maybe you could explain that because that’s actually where there is potentially another competitive advantage here.

Mark:
So the Blumberg Institute is the research arm of the Hepatitis B Foundation and we have developed a very deep relationship with them. We fund research there and we have an exclusive access to the fruits of that work for the next six years. So this is really like an external discovery arm. Really critically important. These are guys are unraveling the biology of HBV. They’re developing assays with us, they have compound libraries, and they will be very close collaborators as we continue to add assets to the portfolio.

Tekmira Pharmaceuticals Corporation
RBC 2015 Healthcare Conference
February 24, 2015

Michael:	These guys are actually there at the same location.

Mark:	Yep, they are.

Michael:	Right down the hall.

Mark:	Yeah.

Michael:
Very good. So next steps are shareholder vote from the Tekmira side March 3rd, hopefully a rapid closing of the combined entity. And then moving forward into Phase 1, and then on the OnCore side, as well, now that it’s all come together moving OCB forward into IND enabling steps.

Mark:	Exactly.

Michael:	Very good. So I appreciate the time and we’ll – I think there’s a breakout session that follows, but I appreciate the time guys.

Mark:	Great. Thanks, Michael. Thank you all for coming to hear the story.

END